CONSULTING AGREEMENT

This Consulting Agreement (hereinafter referred to as the "Agreement") is entered into on ________  __, 2009, by and between Bridge Bank, N.A. and Bridge Capital Holdings, a California corporation (collectively “Bridge”) and Kenneth B. Silveira (“Silveira”).

PREAMBLE

Silveira is retiring as Executive Vice President and Chief Technology Officer of Bridge, and Bridge wishes to engage the services of Silveira as a consultant to assist in the transition for a period after his retirement.

WITNESSETH

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and subject to the terms and provisions set forth herein, the Parties agree as follows:

ARTICLE I.

SERVICES

1.1 Silveira will provide services as an advisor to Bridge, as reasonably directed by the Chief Executive Officer and/or another executive officer specified by the Chief Executive Officer.  The services will include:

(a) consulting with Bridge on matters related to information technology (IT) as requested;

(b) attending internal and external meetings related to IT as requested;

(c) consulting on the implementation of IT plans at the request of Bridge;

(d) supporting the retention of successor IT management staff;

(e) supporting IT vendor relationships;

(f) specific IT related projects:

(g) such other duties as Bridge may reasonably request.

1.2 Silveira’s services are expected to require up to approximately forty hours per month during the term of this contract.

1.3 To the extent the services to be provided hereunder are required to be performed on Bridge’s premises, Bridge may occasionally provide Silveira with workspace, materials and communications systems necessary.

ARTICLE II.

COMPENSATION

2.1 Bridge will pay Silveira $100,000 per year for services provided under this contract during the first year, defined as September 1, 2009 through August 31, 2010, and $25,000 per year for services provided during the second year, defined as September 1, 2010 through August 31, 2011. The payments will be made on a quarterly basis, in arrears, are subject to bank receipt of a written invoice from Silveira describing his consulting activity for the quarter, with the first payment scheduled on December 1, 2009.   Subsequent quarterly payments are scheduled for March 1, June, and September 1 of the appropriate year until the agreement is concluded August 31, 2011.

2.2 Silveira may submit for reimbursement any customary and appropriate out-of-pocket expenses that he may incur that may be related to the effective performance of his services under this agreement.  Such expense reimbursements will be subject to the Company’s established expense reimbursement policy and procedures.

ARTICLE III.

INDEPENDENT CONTRACTOR STATUS

3.1   It is understood and it is the intention of the parties hereto, that Silveira is an independent contractor, and not the employee or agent of Bridge for any purpose whatsoever.  Both parties individually and severally covenant to use their best efforts and to take all actions necessary to insure and preserve the independent contractor status of Silveira.

3.2   No state or federal withholding or other taxes shall be paid by Bridge on behalf of Silveira for the payments made under this Consulting Agreement.  The payment of any such taxes shall be the sole responsibility of Silveira.

3.3   Silveira understands that as he is an independent contractor, he will be entitled to none of the protections, rights and benefits of employees of Bridge.  Silveira agrees to waive any right or claim to unemployment benefits, group insurance benefits, vacation and holiday benefits, or other benefits or contributions to such benefits which an employee may be entitled to receive.

3.4   Silveira agrees to indemnify, save, and hold harmless Bridge for any taxes, penalties, or other liabilities that may result from the failure by Silveira to report or to make such payments as required by state or federal law on compensation received from Bridge.

3.5   Silveira agrees to indemnify, save, and hold Bridge free and harmless from any costs, claims, judgments, attorney's fees and attachments arising out of a failure to use best efforts to preserve and maintain his status as independent contractor.

ARTICLE IV.

CONFIDENTIAL INFORMATION

5.1  Silveira will regard and preserve as confidential and will not divulge to unauthorized persons, or use or encourage persons who are under his direction or supervision to use, for any unauthorized purposes, either during or after the term of this contract, information of a secret, confidential, or private nature connected with the business of Bridge without the written consent of the Chief Executive Officer of Bridge until such time as such information otherwise becomes public knowledge or is disclosed to Silveira without restrictions as a matter of right by a third party not affiliated with or working for Bridge. Included within the meaning of the foregoing are matters of a technical nature, such as computer programs, software and documentation, matters of a business nature, such as information about costs, profits, markets, sales, clients, suppliers, independent contractors and employees (including compensation, evaluation, and other personnel data); plans for further development; and any other information of a similar nature.

5.2  Silveira understands and agrees that all data and records coming into his possession or kept by Silveira in connection with his services, including, without limitation, reports, client lists, purchasing and marketing information, independent contractor and employment data, including policies and compensation information, are the exclusive property of Bridge. Silveira agrees to return to Bridge all originals and copies of such data and records upon termination of this contract for any reason, unless specific written consent is obtained from the Chief Executive Officer of Bridge to retain any such data or records.

ARTICLE V.

AUTHORITY

It is expressly understood and agreed that Silveira shall represent Bridge only to the extent authorized by this Agreement, and in no other way, and shall not be the agent of the Bridge.

ARTICLE VI.

TERM

10.1   The term of this Agreement shall be from September 1, 2009 through September 1, 2011, unless terminated earlier as otherwise provided below.

10.2   The term of this Agreement may be extended by a writing signed by both parties, and upon such terms as agreed to by the parties.

10.3   Either party to this Consulting Agreement may terminate it at their convenience with ninety (90) days notice.  Bridge shall pay Silveira accrued compensation on a pro rata basis through the date on which this Agreement is terminated.  Thereafter, Bridge have no further obligations under this Agreement and Silveira shall be entitled to no further compensation.

10.4   In the event that this Agreement is terminated by Bridge for cause, Bridge shall pay Silveira accrued compensation hereunder through the date on which this Agreement is terminated.  Thereafter, Bridge have no further obligations under this Agreement and Silveira shall be entitled to no further compensation. For purposes of this Agreement, cause shall include: (i) a material breach of this Agreement by Silveira; (ii) habitual neglect by Silveira of his duties hereunder; (iii) acts of dishonesty, fraud, intentional misrepresentation or moral turpitude; or (iv) conviction of a felony or misdemeanor.  In the event of a material breach, Bridge shall provide Silveira notice of the breach and provide Silveira 5 days to cure the material breach.

10.5   In the event of voluntary termination by Silveira prior to the expiration of the term, Bridge shall pay Silveira accrued compensation hereunder through the date on which this Agreement is terminated.  Thereafter, Bridge have no further obligations under this Agreement and Silveira shall be entitled to no further compensation.  For purposes of this Section 10.5, voluntary termination shall include: (i) acceptance of full time employment with any other person or entity; (ii) acceptance of any employment or consulting assignment with any bank or with a financial services company that is a competitor with Bridge; or (iii) the death or permanent and total disability of Silveira.  Total disability shall occur if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 6 months.

ARTICLE VII.

JURISDICTION

11.1  The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of California and any dispute that may arise under this Agreement shall be heard in Santa Clara County, State of California.

11.2  In the event any provision of this Agreement is found invalid or unenforceable, the remaining provisions will continue in full force and effect without impairment.

ARTICLE VIII.

MODIFICATIONS

Any amendments and/or modifications to this Agreement must be approved in writing by both parties.  Said amendment shall be attached hereto and become a part of this original agreement.

ARTICLE IX.

ATTORNEY'S FEES AND COSTS

In any dispute between the parties, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs.

ARTICLE X.

ENTIRE AGREEMENT

This Agreement, together with the Severance Agreement and General Release executed by the parties, supersedes any and all Agreements, either oral or written, between the parties hereto with respect to the rendering of services by Silveira for Bridge and contains all of the covenants and agreements between the parties with respect to the rendering of such services.

ARTICLE XII.

MISCELLANEOUS TERMS

15.1  Bridge and Silveira acknowledge Silveira's obligation to provide in a professional manner all services provided for under this Agreement, and that Silveira’s failure  to comply with such requirements shall be a basis for terminating this Agreement.

15.2  Bridge and Silveira acknowledge that Silveira may engage in other activities during the term of this Agreement as long as Silveira is performing his duties in a manner necessary to fulfill the terms of this Agreement, and as long as the other activities do not include services for any other bank or financial services company that is, in the reasonable judgment of Bridge, a competitor of Bridge.

Dated:		X:
KENNETH B. SILVEIRA

Dated:		BRIDGE BANK, N.A.

	By:	X:
DANIEL P. MYERS
	Its:	President and Chief Executive Officer

Dated:		BRIDGE CAPITAL HOLDINGS

	By:	X:
DANIEL P. MYERS
	Its:	President and Chief Executive Officer